Exhibit 99.1

Press Release
Contact
Alan Roden
VP, Corporate Development and Investor Relations
(631) 962-9304
alan.roden@verint.com

   Verint Systems Reports Record Fiscal 2003 Fourth Quarter Results

       Sales Grow to $52.4 Million; Increases 24% y-o-y and 7.0%
                             Sequentially

                  Earnings Per Diluted Share of $0.18

    Melville, N.Y, March 10, 2004 - Verint Systems Inc. (NASDAQ:
VRNT), announced record net income of $5,782,000 for the fourth quarter of fiscal 2003, ended January 31, 2004 ($0.18 per diluted share), compared with a net income of $3,459,000 ($0.14 per diluted share) for the fourth quarter of Fiscal 2002, and net income of $4,667,000 ($0.15 per diluted share) for the third quarter of Fiscal 2003.
    The Company posted record sales of $52,425,000 for the fourth quarter of fiscal 2003, compared with $42,317,000 for the fourth quarter of Fiscal 2002, an increase of approximately 24% year-over-year. Verint's sales increased approximately 7.0% sequentially, compared with $49,012,000 for the third quarter of Fiscal 2003.
    For Fiscal 2003, ended January 31, 2004, net income was a record $17,938,000 ($0.61 per diluted share) compared with a net income of $10,147,000 ($0.43 per diluted share) for Fiscal 2002. The Company posted record sales of $192,744,000 for Fiscal 2003, compared to $157,775,000 for Fiscal 2002.
    Dan Bodner, President and CEO of Verint, stated, "Our record fourth quarter sales were due to continued demand of our actionable intelligence solutions in the security market, as well as growing demand in the business intelligence market. Income from operations, which was also a record, grew 69% year-over-year and 14% sequentially."
    The Company ended the quarter with cash, cash equivalents and short-term investments of $228,713,000, working capital of $204,564,000, total assets of $328,706,000, and stockholders' equity of $244,668,000, all of which represent record levels.

    Conference Call Information

    The Company will be conducting a conference call to review its fiscal 2003 fourth quarter results today at 4:30 PM EDT. An on-line, real-time Web cast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 703-871-3640. Please dial in 5-10 minutes prior to the scheduled start time.
    A replay of the conference call will be available on our website at www.verint.com and by telephone at 703-925-2533, passcode 407649.

                                     -more-

    Verint Systems Reports Record Fiscal 2003 Fourth Quarter Results March 10, 2004
    Page 2

    Financial highlights at and for the three and twelve month periods ended January 31, 2003 and 2004 are as follows:


                              Financial Highlights
                (In thousands, except per share data, unaudited)


Operations Data:
---------------------------------------------------------------------------------------------

                                                  Twelve Months            Three Months
                                                 Ended Jan. 31,           Ended Jan. 31,
                                                                            (Unaudited)
                                           --------------------------------------------------
                                                   2003          2004      2003         2004
                                           --------------------------------------------------
Sales                                          $157,775      $192,744   $42,317      $52,425
Cost of sales                                    78,053        89,302    20,352       24,064
                                           --------------------------------------------------
Gross profit                                     79,722       103,442    21,965       28,361

Operating Expenses
   Research and development, net                 17,357        23,233     4,763        6,254
   Selling, general and administrative           52,314        63,020    14,175       17,006
                                           --------------------------------------------------
Income from operations                           10,051        17,189     3,027        5,101

Interest and other income, net                    2,266         2,670       956          857
                                           --------------------------------------------------
Income before income tax provision               12,317        19,859     3,983        5,958

Income tax provision                              2,170         1,921       524          176
                                           --------------------------------------------------
Net income                                      $10,147        17,938    $3,459       $5,782
                                           ==================================================

Earnings per share:
    Basic                                         $0.46         $0.65     $0.15        $0.19
                                           ==================================================
    Diluted                                       $0.43         $0.61     $0.14        $0.18
                                           ==================================================

Weighted average shares:
    Basic                                        22,165        27,690    23,528       29,977
    Diluted                                      23,542        29,437    25,190       31,719


                                     -more-

    Verint Systems Reports Record Fiscal 2003 Fourth Quarter Results March 10, 2004
    Page 3



(In thousands)
Balance Sheet Data:
-------------------------------------------------------------------------------------------

                                                           January 31,      January 31,
ASSETS                                                        2003              2004
-------------------------------------------------------------------------------------------
CURRENT ASSETS:
   Cash and cash equivalents                                    $133,933          $200,716
   Short term investments                                              -            27,997
   Accounts receivable, net                                       27,279            33,654
   Inventories                                                     8,866            15,833
   Prepaid expenses and other current assets                       4,079             6,007
                                                        -----------------------------------
TOTAL CURRENT ASSETS                                             174,157           284,207

PROPERTY AND EQUIPMENT, net                                       12,965            14,129

OTHER ASSETS                                                      19,928            30,370
                                                        -----------------------------------

TOTAL ASSETS                                                    $207,050          $328,706
                                                        ===================================

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------------------

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                         $43,622           $50,301
   Convertible note                                                    -             2,200
   Current maturities of long-term bank loans                     42,199               441
   Advance payments from customers                                19,013            26,701
                                                        -----------------------------------
TOTAL CURRENT LIABILITIES                                        104,834            79,643

LONG-TERM BANK LOANS                                               1,678             1,889
CONVERTIBLE NOTE                                                   2,200                 -
OTHER LIABILITIES                                                  2,172             2,506
                                                        -----------------------------------
TOTAL LIABILITIES                                                110,884            84,038

STOCKHOLDERS' EQUITY                                              96,166           244,668
                                                        -----------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $207,050          $328,706
                                                        ===================================


                                     -more-

    About Verint Systems Inc.

    Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for communications interception, digital video security and surveillance, and enterprise business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc. (NASDAQ: CMVT). Visit us at our website www.verint.com.

    Note: Certain statements concerning Verint's future revenues, earnings per share, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: changes in the demand for Verint's products; further decline in information technology spending; risks associated with acquiring and integrating the assets and business acquired from ECtel including products and technologies, as well as retaining key employees and customers, which could result in a substantial diversion of management resources, the incurrence of contingent liabilities, amortization of certain identifiable intangible assets, research and development write-offs and other acquisition-related expenses; the uncertainty of customer acceptance of Verint's products; Verint's lengthy and variable sales cycle makes it difficult to predict operating results; dependence on contracts with governments for a significant portion of Verint's revenues; markets for Verint's products failing to develop; risks that Verint's intellectual property rights may not be adequate to protect its business; risks associated with rapidly changing technology and the ability of Verint to introduce new products on a timely and cost-effective basis; inability to maintain relationships with value added resellers and systems integrators; risks associated with Verint's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with changes in the competitive or regulatory environment in which Verint operates; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; risks associated with Comverse Technology, Inc. controlling Verint's business and affairs; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Verint with the Securities and Exchange Commission. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint's website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements.

                                       ###

    Verint, the Verint word mark, STAR-GATE, RELIANT, LORONIX and
ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owners.